                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

                             RURBAN FINANCIAL CORP.
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                (Name of Registrant as Specified In Its Charter)

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                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

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
MEDIA CONTACT:  Tina Farrington, 419-784-2549, rfcmkt@rurban.net
INVESTOR CONTACT: Sandra Stockhorst, 419-784-4023, rfcinv@rurban.net

                     HARDGROVE NEWLY NOMINATED BOARD MEMBER
                           FOR RURBAN FINANCIAL CORP.

DEFIANCE, Ohio, March 24, 2004/PRNewswire-FirstCall/ -- Rurban Financial Corp. (Nasdaq: RBNF News; "Rurban"), a leading provider of full-service banking, investment management, trust services and bank data processing, announces the nomination of Richard L. Hardgrove to its holding company Board of Directors. If elected, the Board anticipates appointing Mr. Hardgrove to serve as a director of its lead bank, The State Bank and Trust Company. The Board also plans to appoint Mr. Hardgrove to the Audit Committee and to designate him as its "audit committee financial expert" under the new SEC's and Sarbanes-Oxley regulations. Mr. Hardgrove has been nominated for election in the Rurban Proxy mailed on March 22, 2004. Rurban's Annual Shareholder Meeting takes place on April 26, 2004.

"The shareholders and the Board will benefit from having an individual with the depth of banking experience that Richard Hardgrove possesses. His prior experience as President and Executive Vice President of a major regional Ohio bank as well as his 30 plus years in the banking industry allows him to satisfy the new "financial expert" guidelines under the Sarbanes-Oxley Act of 2002. His unique breadth of experience in all phases of banking and his well-earned reputation as an industry leader make him an excellent choice for the Rurban Board," said Ken Joyce, Rurban President and CEO.

Mr. Hardgrove retired from full-time duties as President and CEO of a banking division of Sky Bank in November 2001. He served as the Deputy Superintendent of Banks - State of Ohio from 1996-1998 and served as the CEO and COO of First National Bank of Ohio from 1983 to 1995. Mr. Hardgrove has also served on the Board of Directors for First Merit Corporation and Sky Financial Group.

ABOUT RURBAN FINANCIAL CORP.
----------------------------

Rurban Financial Corp. is a publicly held bank holding company based in Defiance, Ohio and is located on the Internet at http://www.rurbanfinancial.net. Rurban's common stock is quoted on the Nasdaq National Market System under the symbol RBNF. The Company currently has 10,000,000 shares of stock authorized and 4,567,296 shares outstanding.

Rurban's wholly owned subsidiaries are The State Bank and Trust Company, Reliance Financial Services, N.A., Rurbanc Data Services, Inc. (RDSI) and RFC Banking Company, loan subsidiary (RFCBC). The bank offers a full range of financial services through their offices in Defiance, Paulding and Fulton Counties. Reliance Financial Services offers a diversified array of trust and financial services to customers throughout the Mid-West. RDSI provides data processing services to community banks in Ohio, Michigan, Indiana and Missouri.

Forward-Looking Statements
--------------------------

Certain statements within this document, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties and actual results may differ materially from those predicted by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties inherent in the national and regional banking, insurance and mortgage industries, competitive factors specific to markets in which Rurban and its subsidiaries operate, future interest rate levels, legislative and regulatory actions, capital market conditions, general economic conditions, geopolitical events, the loss of key personnel and other factors.

Forward-looking statements speak only as of the date on which they are made, and Rurban undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made. All subsequent written and oral forward-looking statements attributable to Rurban or any person acting on our behalf are qualified by these cautionary statements.